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                                                                   EXHIBIT 99.1


                                  July 5, 2000



Mr. Paul Herchman
201 Oakmont
Trophy Club, TX 76262

Dear Mr. Herchman:

        In order to induce you to remain in the employ of Medical Alliance, Inc., a Texas corporation (the "COMPANY"), the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "AGREEMENT") upon the occurrence of certain events described in Section 2 below.

        1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect for a period of eighteen (18) months thereafter.

        2. Change in Control. No benefits shall be payable hereunder unless and until, during the term of this Agreement, there shall have been a Change in Control. For purposes of this Agreement, a "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, but who is not on the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (b) all or substantially all of the assets of the Company's medical business are disposed of pursuant to (i) a partial or complete liquidation of the Company and its subsidiaries, taken as a whole, or (ii) a sale of assets (whether in one transaction or a series of related transactions).

        3. Compensation Upon the Occurrence of a Change in Control. Following the occurrence of a Change in Control, you shall be entitled to each of the following benefits:

           (a) The Company shall pay you for any unpaid base salary, any accrued but unpaid bonuses and any unpaid business expenses through the date of the occurrence of the Change in Control (the "TRIGGERING DATE").

           (b) In lieu of any further salary or bonus payments to you for periods subsequent to the Triggering Date, the Company shall pay as severance pay to you, not later than the fifteenth day following the Triggering Date, a lump sum severance payment equal to the sum of: (i) the product of one and one-half (1.5) multiplied by your annual base salary in effect on the date immediately preceding the Triggering Date, plus (ii) the product of one and one-half (1.5) multiplied by the COBRA cost of the annual benefits you received from the Company

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Paul Herchman
July 5, 2000
Page 2


        for the preceding four fiscal quarters (including health insurance, disability insurance, life insurance and automobile allowance, but excluding 401(k) benefits (the amounts payable under this Section 3(b) are collectively referred to herein as the "SEVERANCE COMPENSATION"). The payment of the Severance Compensation pursuant to this Section 3(b) shall be in lieu of any payments to be made under your then existing employment agreement with the Company (except for accrued but unpaid salary, bonuses and business expenses through the Triggering Date), which employment agreement shall be deemed to be canceled and of no further force or effect immediately prior to the occurrence of a Change in Control.

           (c) The Company will amend your existing stock option agreements to provide that, upon the Triggering Date, (i) all options granted to you by the Company will immediately become fully vested and exercisable, and
        (ii) such options will remain exercisable for the remaining original term as provided therein (and the provision providing for the expiration or termination of the option 90 days following termination of employment shall be deemed to be deleted).

           (d) The Company shall assign and transfer to you, at no charge, your current office furniture consisting of your desk, chair, bookcase, credenza, matching storage chest, desktop computer and facsimile machine. You shall be allowed access to the Company's premises for the purpose of retrieving your personal property.

        4. General.

           (a) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate. This Agreement may not be assigned.

           (b) The waiver by any party of a breach of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party.

           (c) This Agreement shall be construed pursuant to and governed by the laws of the State of Texas (but any provisions of Texas law shall not apply if the application of such provisions would result in the application of the law of a state or jurisdiction other than Texas). Each party consents to the jurisdiction and venue of the state or federal courts in Dallas County, Texas, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

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Paul Herchman
July 5, 2000
Page 3


           (d) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

           (e) Any provision of this Agreement which shall be determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction. In any such case, such determination shall not affect any other provisions of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the position or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provisions valid shall be favored.

           (f) All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

           The Company:                 Medical Alliance
                                        2445 Gateway Drive
                                        Suite 150
                                        Irving, Texas 75063

           With a copy, which shall
           not constitute notice, to:   Rick Dahlson
                                        Jackson Walker
                                        901 Main Street
                                        Suite 6000
                                        Dallas, TX 75202

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Paul Herchman
July 5, 2000
Page 4


           With a copy, which shall
           not constitute notice, to:   Thomas W. Hughes, Esq.
                                        Winstead Sechrest & Minick P.C.
                                        5400 Renaissance Tower
                                        1201 Elm Street
                                        Dallas, Texas 75270-2199

           (g) This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

        If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                      Sincerely,

                                      MEDICAL ALLIANCE, INC.



                                      By: /s/ GARY B. HILL
                                         --------------------------------------
                                      Title:  President and COO
                                            -----------------------------------


                                      By: /s/ DR. KALLENBERGER, MD
                                         --------------------------------------
                                      Title:  Director
                                            -----------------------------------


                                      By: /s/ LEON PRITZKER
                                         --------------------------------------
                                      Title:  Director
                                            -----------------------------------


AGREED TO AND ACCEPTED
as of the date first above written:


/s/ PAUL HERCHMAN
-----------------------------------
PAUL HERCHMAN